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                                  EXHIBIT 10(a)

               WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

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[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to Form N-4 (File No. 333-90243) for Merrill Lynch Life Variable Annuity Separate Account A of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                           SUTHERLAND ASBILL & BRENNAN LLP




                                           /s/ Kimberly J. Smith
                                           -------------------------------
                                           Kimberly J. Smith, Esq.


Washington, D.C.
March 16, 2000